EXHIBIT 23.4

                         CONSENT OF INDEPENDENT AUDITORS


            We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Registration Statement on Form S-3 of our report dated January 18, 2000 relating to the consolidated financial statements of Heritage Financial Services, Inc. appearing in Old National Bancorp's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such registration statement.


/s/ HEATHCOTT & MULLALY, P.C.
-----------------------------

Heathcott & Mullaly, P.C.
Brentwood, Tennessee
November 18, 2002